OHR Pharmaceutical, Inc. 8-K

Exhibit 99.2

Ohr Pharmaceutical Announces Appointment of Hon. Mike Ferguson as Chairman of the Board of Directors

NEW YORK, May 11, 2017 (GLOBE NEWSWIRE) -- Ohr Pharmaceutical, Inc. (Nasdaq:OHRP), a clinical-stage pharmaceutical company developing novel therapies for ophthalmic diseases, today announced the appointment of the Honorable Mike Ferguson as a director and Chairman of the Board following the resignation of Ira Greenstein from the Company’s Board of Directors.

“We are honored to have Mike Ferguson join our Board of Directors as our new chairman and believe his experience as a former member of Congress, public policy expert and public health advocate will be invaluable to our Company,” stated Dr. Jason Slakter, CEO.  “Mike has a unique understanding of the importance of medical innovation in our society and has been a tireless advocate for public policy reforms to make new medical treatments more available and affordable. We welcome his guidance and counsel. We also wish to thank Ira Greenstein for his many contributions to our Company during his decade of service as the Chairman of our Board of Directors, and wish him all the best in his future endeavors.”

“This is an exciting point in the development of Ohr’s lead candidate, Squalamine, and I am pleased to be named Chairman of the Board during this important time,” said Mr. Ferguson. “Squalamine is an innovative product which has the potential to set a new standard of care for the many patients afflicted with wet AMD. I look forward to working closely with the Ohr team.”

The Honorable Mike Ferguson is Senior Advisor and Leader of the Federal Policy Team at Baker Hostetler, one of the nation’s largest law firms, and is a member of the Board of Directors of NanoVibronix Inc. He served for nearly a decade in the House of Representatives and was a leader on a number of key healthcare and financial service policy initiatives to remove regulatory roadblocks to innovation. As Vice Chairman of the House health subcommittee, he led policy reforms including the creation of the Medicare Part D prescription drug benefit and pharmaceutical and medical device user fee reauthorizations. He also authored and shepherded passage of the Lifespan Respite Care Act of 2006, which champions pioneering healthcare policies that improve treatment options for patients.

After retiring from Congress, Mr. Ferguson founded Ferguson Strategies, a government affairs and public policy consulting firm that served a wide range of clients, including Fortune 500 companies and start-up firms. Among his many honors and community services, he is currently Chairman of the Board of Commissioners of the New Jersey Sports and Exhibition Authority, a senior fellow at the Center for Medicine in the Public Interest and a board member of the Independent College Fund of New Jersey. Mr. Ferguson received a B.A. in government from the University of Notre Dame and a Master of Public Policy degree from Georgetown University.

About Ohr Pharmaceutical, Inc.
Ohr Pharmaceutical, Inc. (OHRP) is a clinical-stage pharmaceutical company developing novel therapies for ophthalmic diseases. The company’s lead drug candidate, Squalamine lactate ophthalmic solution, 0.2% (also known as OHR-102), is currently being studied using an eye drop formulation in an ongoing clinical trial for the treatment of the wet form of age-related macular degeneration.  In addition, Ohr has a sustained-release micro fabricated micro-particle ocular drug delivery platform technology. Additional information on the company may be found at www.ohrpharmaceutical.com.

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and we undertake no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including our ability to raise sufficient funds to perform and conclude clinical trials, the financial resources available to us, the ability to negotiate and conclude a strategic partnership, the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, and general economic conditions. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA will approve final testing or marketing of any pharmaceutical product. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition.

Contact:

Ohr Pharmaceutical Inc.

Investor Relations

888-388-2327

ir@ohrpharmaceutical.com

LifeSci Advisors, LLC

Michael Wood

646-597-6983

mwood@lifesciadvisors.com